Exhibit 4.5

Execution Version

First Supplemental Indenture

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of July 1, 2024, among Six Flags Theme Parks Inc. (“SFTP”), a Delaware corporation, Six Flags Entertainment Corporation, a Delaware corporation (formerly known as CopperSteel HoldCo, Inc., as successor to former Six Flags Entertainment Corporation (“Six Flags”)) (“HoldCo,” and together with SFTP, the “Co-Issuers”), Canada’s Wonderland Company, a Nova Scotia unlimited liability company, Magnum Management Corporation, an Ohio corporation, and Millennium Operations LLC, a Delaware limited liability company (collectively, the “Additional Co-Issuers” and each, an “Additional Co-Issuer”), the subsidiaries listed in Exhibit I hereto (collectively, the “Guaranteeing Subsidiaries” and each, a “Guaranteeing Subsidiary”), each a subsidiary of HoldCo, and U.S. Bank Trust Company, National Association, as trustee under the Indenture referred to below (the “Trustee”) and collateral agent (the “Notes Collateral Agent”).

W I T N E S S E T H

WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of May 2, 2024, by and among Six Flags and SFTP, each as Co-Issuers, the Guarantors party thereto, the Trustee and the Notes Collateral Agent, providing for the issuance of 6.625% Senior Secured Notes due 2032 (the “Notes”);

WHEREAS, pursuant to an Agreement and Plan of Merger, dated November 2, 2023, by and among Six Flags, Cedar Fair, L.P. (“Cedar Fair”), Copper Merger Sub, LLC and HoldCo, each of Six Flags and Cedar Fair has merged with and into HoldCo as of the date hereof, with HoldCo continuing as the surviving entity (the “Merger”);

WHEREAS, substantially concurrently with the consummation of the Merger, (i) HoldCo is assuming the obligations of Six Flags as a Co-Issuer under the Indenture and (ii) each direct or indirect wholly-owned subsidiary of Cedar Fair, including the Additional Co-Issuers and the Guaranteeing Subsidiaries, is becoming a direct or indirect wholly-owned subsidiary of HoldCo;

WHEREAS, the Merger is permitted under the Indenture, including pursuant to Section 5.01 thereof;

WHEREAS, the Indenture provides that upon the consummation of the Merger, a supplemental indenture shall be entered into, pursuant to which, (i) HoldCo will assume all obligations of Six Flags under the Indenture and under the Notes; (ii) SFTP will remain a Co-Issuer of the Notes; (iii) the Additional Co-Issuers will each become a Co-Issuer of the Notes; and (iv) each Cedar Fair Subsidiary Guarantor that guarantees indebtedness under the HoldCo Credit Agreement shall become parties to the Indenture as Guarantors;

WHEREAS, each of the Guaranteeing Subsidiaries is a Cedar Fair Subsidiary Guarantor that guarantees indebtedness under the HoldCo Credit Agreement and is required, pursuant to Section 5.01 of the Indenture, following the consummation of the Merger, to unconditionally guarantee all of the Co-Issuers’ Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, HoldCo, SFTP, the Additional Co-Issuers, the Guaranteeing Subsidiaries and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO ASSUME OBLIGATIONS OF SIX FLAGS. HoldCo, as the Person surviving the consummation of the Merger, hereby agrees to assume all obligations of Six Flags in its capacity as a Co-Issuer under the Notes and the Indenture. Effective on the date hereof and pursuant to Section 5.02 of the Indenture, all provisions of the Indenture referring to the “Company” shall hereafter refer to HoldCo, and HoldCo may exercise every right and power of the Company under the Indenture with the same effect as if HoldCo had originally been named as the Company under the Indenture on the Issue Date.

3. AGREEMENT TO CO-ISSUE. Each Additional Co-Issuer hereby agrees to become a Co-Issuer of the Notes and to become subject to all obligations applicable to the Co-Issuers under the Indenture and the Notes. Effective on the date hereof and pursuant to Section 5.01 of the Indenture, all provisions of the Indenture referring to the “Co-Issuers” shall hereafter refer to SFTP and the Additional Co-Issuers, and the Additional Co-Issuers may exercise every right and power of a Co-Issuer under the Indenture with the same effect as if such Additional Co-Issuer had originally been named as a Co-Issuer under the Indenture on the Issue Date.

4. AGREEMENT TO GUARANTEE. Each Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms set forth in the Guarantee and in the Indenture including but not limited to Article 10 thereof.

5. PROVISIONS APPLICABLE FOLLOWING CONSUMMATION OF THE MERGER. Effective on the date hereof, all provisions set forth in the Indenture which were to apply following the consummation of the Merger shall be given effect and shall supersede the corresponding provisions set forth in the Indenture which were to apply prior to the consummation of the Merger.

6. NO RECOURSE AGAINST OTHERS. No director, owner, officer, employee, incorporator or stockholder of any Additional Co-Issuer, any Guaranteeing Subsidiary or any of their respective Affiliates, as such, shall have any liability for any obligations of any Additional Co-Issuer, any Guaranteeing Subsidiary or any of their respective Affiliates under the Note, this Supplemental Indenture, the Guarantees or the Indenture, as applicable, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

7. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

8. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or electronic image scan shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or electronic image scan shall be deemed to be their original signatures for all purposes.

9. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

10. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by HoldCo, SFTP, the Additional Co-Issuers and the Guaranteeing Subsidiaries.

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2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: July 1, 2024

SIX FLAGS ENTERTAINMENT CORPORATION (AS SUCCESSOR TO FORMER SIX FLAGS ENTERTAINMENT CORPORATION), as the Company and a Co-Issuer

By:	/s/ Brian C. Witherow
	Name:	Brian C. Witherow
	Title:	Chief Financial Officer

[Signature Page to First Supplemental Indenture to Senior Notes due 2032]

SIX FLAGS THEME PARKS INC., as a Co-Issuer

By:	/s/ Gary Mick
	Name:	Gary Mick
	Title:	President and Chief Financial Officer

[Signature Page to First Supplemental Indenture to Senior Notes due 2032]

CANADA’S WONDERLAND COMPANY,
as an Additional Co-Issuer

By:	/s/ Brian C. Witherow
	Name:	Brian C. Witherow
	Title:	Secretary and Chief Financial Officer

MAGNUM MANAGEMENT CORPORATION,
as an Additional Co-Issuer

By:	/s/ Brian C. Witherow
	Name:	Brian C. Witherow
	Title:	Executive Vice President and Chief Financial Officer

MILLENNIUM OPERATIONS LLC,
as an Additional Co-Issuer

By:	/s/ Brian C. Witherow
	Name:	Brian C. Witherow
	Title:	Executive Vice President and Chief Financial Officer

[Signature Page to First Supplemental Indenture to Senior Notes due 2032]

Guaranteeing Subsidiaries:

CALIFORNIA’S GREAT AMERICA LLC
CAROWINDS LLC
CEDAR FAIR SOUTHWEST INC.
CEDAR POINT PARK LLC
DORNEY PARK LLC
GALVESTON WATERPARK, LLC
GEAUGA LAKE LLC
KINGS DOMINION LLC
KINGS ISLAND COMPANY
KINGS ISLAND PARK LLC
KNOTT’S BERRY FARM LLC
MICHIGAN’S ADVENTURE, INC.
MICHIGAN’S ADVENTURE PARK LLC
NEW BRAUNFELS WATERPARK, LLC
SAWMILL CREEK LLC
VALLEYFAIR LLC
WONDERLAND COMPANY INC.
WORLDS OF FUN LLC

By:	/s/ Brian C. Witherow
	Name:	Brian C. Witherow
	Title:	Executive Vice President and Chief Financial Officer

[Signature Page to First Supplemental Indenture to Senior Notes due 2032]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Wally Jones
Authorized Signatory

[Signature Page to First Supplemental Indenture to Senior Notes due 2032]

EXHIBIT I

CALIFORNIA’S GREAT AMERICA LLC
CAROWINDS LLC
CEDAR FAIR SOUTHWEST INC.
CEDAR POINT PARK LLC
DORNEY PARK LLC
GALVESTON WATERPARK, LLC
GEAUGA LAKE LLC
KINGS DOMINION LLC
KINGS ISLAND COMPANY
KINGS ISLAND PARK LLC
KNOTT’S BERRY FARM LLC
MICHIGAN’S ADVENTURE, INC.
MICHIGAN’S ADVENTURE PARK LLC
NEW BRAUNFELS WATERPARK, LLC
SAWMILL CREEK LLC
VALLEYFAIR LLC
WONDERLAND COMPANY INC.
WORLDS OF FUN LLC